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                                                                     Exhibit 4.6


                                  AMENDMENT TO
                      METLIFE POLICYHOLDER TRUST AGREEMENT

         AMENDMENT TO METLIFE POLICYHOLDER TRUST AGREEMENT (the "Amendment Agreement"), dated November 8, 2001, by and among Metropolitan Life Insurance Company, a New York corporation, MetLife, Inc., a Delaware corporation, Mellon Investor Services LLC, a limited liability company organized under the laws of New Jersey (formerly known as ChaseMellon Shareholder Services, L.L.C.), as custodian of the Interests under the MetLife Policyholder Trust Agreement, and Wilmington Trust Company, a Delaware banking company, not in its individual capacity but solely as Trustee (collectively, the "Parties").

         Capitalized terms used in this Amendment Agreement but not defined herein shall have the meanings ascribed thereto in the Agreement, as defined below.

                                   WITNESSETH:

         WHEREAS, the Parties have previously entered into the MetLife Policyholder Trust Agreement, dated as of November 3, 1999 (the "Agreement"); and

         WHEREAS, pursuant to the terms of the Agreement, the Parties wish to amend the Agreement as provided herein;

         NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.       Amendment of the Agreement.

                  The Agreement is hereby amended as follows:

                  Section 4.2 of the Agreement is hereby amended by inserting the following after the last sentence:

                  "The Interests of a Trust Beneficiary to whom Interests are transferred pursuant to Section 4.2(a) shall be increased to reflect such transfer and such transferred Interests shall be deemed to be beneficially owned by such Trust Beneficiary and, except as set forth in the next sentence, subject to all provisions of this Agreement and the Purchase and Sale Program Procedures. Such Trust Beneficiary shall be permitted to make a Sale Election with respect to all, but not less than all, of such transferred Interests without being subject to the limitations set forth under Section 5.3(c) of this Agreement and
         Section 4 of the Purchase and Sale Program Procedures."

         2.       Agreement Otherwise Unchanged.

                  Except as herein provided, the Agreement shall remain unchanged and in full force and effect and each reference to the Agreement in the Trust Agreement shall be a reference to the Agreement as amended hereby and as it may be further amended and in effect from time to time.

         3.       Counterparts.



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                  This Amendment Agreement may be executed in two or more
         counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         4.       Governing Law.

                  THIS AMENDMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICTS OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER STATE.

         IN WITNESS WHEREOF, the Parties hereto have caused this Amendment Agreement to be executed as of the date first set forth above.

METROPOLITAN LIFE INSURANCE COMPANY

By:      /s/ Gwenn L. Carr
         ----------------------------------------
         Name: Gwenn L. Carr
         Title: Vice President and Secretary

METLIFE, INC.

By:      /s/ Gwenn L. Carr
         ----------------------------------------
         Name: Gwenn L. Carr
         Title: Vice President and Secretary

WILMINGTON TRUST COMPANY, as Trustee

By:      /s/ Joseph B. Feil
         ----------------------------------------
         Name: Joseph B. Feil
         Title: Senior Financial Services Officer

MELLON INVESTOR SERVICES

By:      /s/ Denise Melato
         ----------------------------------------
         Name: Denise Melato
         Title: Vice President



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